UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2011

ES Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52178	20-4663714
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

68 North Plank Road, Newburgh, New York	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (845) 561-0003

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 20, 2011, Empire State Bank (the “Bank”), the registrant’s wholly owned banking subsidiary, received a payment in the amount of $182,180 from the Federal Deposit Insurance Corporation. The payment was made to the Bank as a creditor of the former Silver State Bank, Henderson, Nevada.

As the Registrant has previously disclosed, Silver State Bank was closed in September 2008 and the FDIC was appointed as receiver. The Bank held a certificate of deposit at Silver State Bank in the amount of $1.0 million of which $900,000 was uninsured at the time that Silver State Bank failed. Prior to the $182,180 payment received on June 20, 2011, the Bank has previously received aggregate payments from the FDIC in connection with Silver State Bank’s failing of $264,651, all of which have been previously reported by the Registrant.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information	Not Applicable.
(c)	Shell Company Transactions	Not Applicable.
(d)	Exhibits.	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ES BANCSHARES, INC.
DATE: June 24, 2011	By:	/s/ Anthony P. Costa
Anthony P. Costa
Chairman and Co-Chief Executive Officer